Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-115113 of DrugMax, Inc. on Form S-3 of our reports dated June 27, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-K and Form 10-K/A of DrugMax, Inc. for the year ended March 31, 2004 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Tampa, Florida January 3, 2005